Contact: Chantelle Kammerdiener
                                                (502) 636-4415 or (502) 266-8731
                                                          chantellek@kyderby.com


                      CHURCHILL DOWNS INCORPORATED REPORTS
                            RECORD QUARTERLY RESULTS

      Net revenues increased 57 percent to $131.9 million.
      Net earnings rose 34 percent to $18.3 million.
      Earnings per share increased to a new quarterly high of  $1.85.

LOUISVILLE, Ky. (July 26, 2000) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI") today reported second-quarter and half-year results for the period ended June 30, 2000.

    Net revenues for the second quarter were a record $131.9 million, 57 percent more than the $84.1 million generated in the same period in 1999. Net earnings for the quarter were a record $18.3 million, a 34 percent increase over $13.7 million in 1999. Diluted earnings per share were a record $1.85, compared with $1.79 for the second quarter of 1999. Half-year results are outlined in the accompanying tables.

        The increases of 30 percent and 29 percent in the number of diluted weighted average shares outstanding for the second quarter and six months, respectively, were due principally to the public offering of 2.3 million common shares in July 1999. At the end of the second quarter of 2000, diluted weighted average shares outstanding were 9.9 million, compared with 7.6 million in 1999.

        Thomas H. Meeker, CDI's president and chief executive officer, said the Company's strong financial performance for the quarter was highlighted by the addition of Hollywood Park, which CDI acquired in September 1999, and a record Spring Meet at Churchill Downs.

        "The second quarter of 2000 was the best period in our Company's 126-year history," Meeker said. "This year is the first in which we have had the benefit of Hollywood Park's Spring/Summer Meet. Additionally, four of our racetracks were running during the second quarter, and we were able to launch the Churchill Downs Simulcast Network, or CDSN, in conjunction with our business strategy. We were especially pleased with the performance of Churchill Downs, where better-than- expected handle numbers allowed us to increase purses during the race meet. Our flagship racetrack also hosted the most successful Kentucky Derby/Kentucky Oaks weekend in history, further solidifying the position of these two days as the premier events in Thoroughbred racing."

        Total wagering on the Kentucky Derby race card reached a North American record of $101.4 million with Churchill Downs' second largest on-track attendance of 153,000. The Kentucky Oaks race card, which is run the day before the Derby, brought in a record $24.7 million in total wagering and a record on-track attendance of 106,000.


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
        Meeker noted that CDI's results for the first half of 2000 were affected by the timing of the Calder Race Course and Hollywood Park acquisitions in 1999. As expected, the inclusion of those tracks in the first quarter of 2000, when only two racing days were scheduled, had a predictable impact on the year-to-year comparisons that was not indicative of any change in their operating progress.

        "This year already has witnessed some exciting developments for our Company, including the proposed merger with Arlington International Racecourse," Meeker said. "We are gratified by the enthusiasm the industry has expressed regarding this agreement, and we are excited about the opportunities it will create for our Company and for the Midwest racing circuit. The proposed merger is progressing as planned, and we anticipate that closing of the transaction will take place in September. The timing of that closing will likely have a material impact on our quarterly per-share results over the remainder of this year. During the third quarter, we expect a significant contribution to earnings from the management contract we have with Arlington, which is currently in effect. That expected increment to per-share earnings, however, will be largely offset in the fourth quarter because we will be integrating Arlington at a time when the racetrack will not be racing and, after shareholder approval, we will have significantly more shares outstanding. Our earnings for the third quarter should also reflect a gain from the anticipated closing of our sale of 26 percent of Hoosier Park."

        Meeker continued, "As we embark upon the second half of 2000 and look forward to completing the Arlington merger, we are continuing our development of CDSN as the industry's premier simulcast product. We have also launched a Company- wide best practices program, which will strengthen the quality of the services we offer our patrons when they visit one of our properties or wager on CDSN at an off-track betting facility."

        A conference call regarding this release is scheduled for Thursday, July 27, at 9 a.m. EDT. Interested parties can access the call in listen-only mode by calling (719) 457-2617 or using the Internet at www.kentuckyderby.com.

        Churchill Downs Incorporated - headquartered in Louisville, Ky. - is one of the world's leading horse racing companies. Its flagship operation, Churchill Downs, is home of the Kentucky Derby and will host the race's 127th running on May 5, 2001. The Company owns additional racetracks in Kentucky, California and Florida and has interests in a pari-mutuel operation in Indiana as well as various racing services companies. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.kentuckyderby.com.
        This news release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the financial performance of Arlington International Racecourse; litigation surrounding the Rosemont, Ill., riverboat casino; market reaction to our merger agreement with Arlington; changes in Illinois law that impact revenues of the racing operations in Illinois; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; a decrease in riverboat admissions revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of interest rate fluctuations; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

        A proxy statement will be filed by Churchill Downs Incorporated ("CDI") with the Securities and Exchange Commission ("Commission") as soon as practicable. As customary, a preliminary statement has already been filed with the Commission. CDI URGES INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by CDI with the Commission at the Commission's Web site at www.sec.gov. The proxy statement and other documents filed with the Commission by CDI may also be obtained for free from CDI by directing a request to Churchill Downs Incorporated, 700 Central Avenue, Louisville, Kentucky, 40208, (502) 636-4400.

        CDI and its officers and directors may be deemed to be participants in the solicitation of proxies from CDI's stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in CDI's proxy statement for its 2000 annual meeting of stockholders filed with the Commission on May 15, 2000. This document is available free of charge at the Commission's Web site at www.sec.gov and from CDI at the address set forth above.

                          CHURCHILL DOWNS INCORPORATED
                       CONSOLIDATED STATEMENTS OF EARNINGS
                   for the six and three months ended June 30,
                                   (Unaudited)


                                       Six Months Ended June 30,    Three Months Ended June 30,
                                       ------------------------     ---------------------------

(In thousands, except per share data)      2000         1999              2000         1999
                                           ----         ----              ----         ----

Net  revenues                            $157,583     $101,803          $131,938      $84,140
Operating expenses                        120,672       74,820            89,668       55,663
                                         ---------    ---------         ---------     --------

 Gross profit                              36,911       26,983            42,270       28,477

Selling, general and
    administrative expenses                12,963        6,889             6,782        3,586
                                         ---------    ---------         ---------     --------

 Operating income                          23,948       20,094            35,488       24,891
                                         ---------    ---------         ---------     --------

Other income (expense):
    Interest income                           506          362               240          215
    Interest expense                       (7,671)      (2,209)           (3,919)      (1,774)
    Miscellaneous, net                       (416)         125              (459)          81
                                         ---------    ---------         ---------     --------
                                           (7,581)      (1,722)           (4,138)      (1,478)
                                         ---------    ---------         ---------     --------

Earnings before income tax provision       16,367       18,372            31,350       23,413
                                         ---------    ---------         ---------     --------

Federal and state income tax provision     (6,792)      (7,716)          (13,010)      (9,747)
                                         ---------    ---------         ---------     --------

 Net earnings                            $  9,575     $ 10,656          $ 18,340      $ 13,666
                                         =========    =========         =========     ========

Earnings per common share data:
     Basic                                  $0.97        $1.42             $1.86        $1.82
     Diluted                                $0.97        $1.39             $1.85        $1.79
Weighted average shares outstanding:
     Basic                                  9,854        7,525             9,854        7,525
     Diluted                                9,908        7,671             9,906        7,649

                          CHURCHILL DOWNS INCORPORATED
                   SUPPLEMENTAL INFORMATION BY OPERATING UNIT for the six and three months ended June 30,
                                   (Unaudited)

(In thousands)

                                       Six Months Ended June 30,    Three Months Ended June 30,
                                       ------------------------     ---------------------------

                                           2000         1999             2000          1999
                                           ----         ----             ----           ----
Net revenues:
  Churchill Downs                        $ 64,678     $ 61,133          $ 60,121      $56,490
  Hollywood Park                           50,879         -               45,120         -
  Calder Race Course                       13,669       11,701            11,792       11,701
  Hoosier Park                             24,217       24,258            13,032       13,310
  Ellis Park                                2,682        2,963             1,370        1,797
  Other investments                         3,514        2,711             2,207        1,497
                                         ---------    ---------         ---------     --------
                                          159,639      102,766           133,642       84,795
  Corporate revenues*                         605         -                  592         -
  Eliminations                             (2,661)        (963)           (2,296)        (655)
                                         ---------    ---------         ---------     --------
                                         $157,583     $101,803          $131,938      $84,140
                                         =========    =========         =========     ========
EBITDA:
  Churchill Downs                        $ 23,863      $22,014          $ 27,393      $25,297
  Hollywood Park                            9,472         -               11,093         -
  Calder Race Course                         (745)       1,888             1,284        1,888
  Hoosier Park                              3,442        3,387             1,555        1,709
  Ellis Park                               (1,047)        (803)             (656)        (421)
  Other investments                           700          661               565          332
                                         ---------    ---------         ---------     --------
                                           35,685       27,147            41,234       28,805
  Corporate expenses*                      (4,189)      (2,545)           (2,181)      (1,353)
                                         ---------    ---------         ---------     --------
                                         $ 31,496      $24,602          $ 39,053      $27,452
                                         =========    =========         =========     ========
Operating income (loss):
  Churchill Downs                        $ 22,003      $20,211          $ 26,456      $24,409
  Hollywood Park                            7,315         -                9,995         -
  Calder Race Course                       (2,527)       1,302               392        1,302
  Hoosier Park                              2,778        2,766             1,222        1,389
  Ellis Park                               (1,769)      (1,450)           (1,018)        (748)
  Other investments                           (24)        (190)              261         (108)
                                         ---------    ---------         ---------     --------
                                           27,776       22,639            37,308       26,244
  Corporate expenses*                      (3,828)      (2,545)           (1,820)      (1,353)
                                         ---------    ---------         ---------     --------
                                         $ 23,948     $ 20,094          $ 35,488      $24,891
                                         =========    =========         =========     ========

* As a result of a reorganization for internal reporting during 2000, the Company's segment disclosures are presented on a new basis to correspond with internal reporting for corporate revenues and expenses. Corporate revenues and expenses for the six and three months ended June 30, 2000 and 1999 are reported separately.

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

                          CHURCHILL DOWNS INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)



(in thousands)

                                         June 30,    December 31,   June 30,
ASSETS                                     2000         1999          1999
                                           ----         ----          ----
Current assets:
     Cash and cash equivalents           $ 52,369     $ 29,060      $ 21,927
     Accounts receivable                   23,032       24,279        14,653
     Other current assets                   3,741        2,751         1,670
                                         ---------    ---------     ---------
     Total current assets                  79,142       56,090        38,250

Other assets                                6,988        4,740         8,947
Plant and equipment, net                  276,341      274,882       133,461
Intangible assets, net                     61,216       62,334        62,269
                                         ---------    ---------     ---------
                                         $423,687     $398,046      $242,927
                                         =========    =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                    $ 33,979     $ 14,794      $ 15,190
     Accrued expenses                      42,360       23,821        18,510
     Dividends payable                       -           4,927          -
     Income taxes payable                   5,904          336         7,679
     Deferred revenue                       2,334       10,860         1,318
     Long-term debt, current portion        2,904          552           479
                                         ---------    ---------     ---------
     Total current liabilities             87,481       55,290        43,176

Long-term debt                            166,658      180,898       103,271
Other liabilities                           9,737        8,263         4,554
Deferred income taxes                      15,569       15,474        15,982
Shareholders' equity:
Preferred stock, no par value;
  250 shares authorized; no shares issued    -             -             -
  Common stock, no par value; 50,000 shares
  authorized;issued: 9,854 shares June 30,
  2000 and December 31, 1999, and 7,525
  shares June 30, 1999                     71,634       71,634         8,927
     Retained earnings                     72,731       66,667        67,255
     Deferred compensation costs              (58)        (115)         (173)
     Note receivable for common stock         (65)         (65)          (65)
                                         ---------    ---------     ---------
                                          144,242      138,121        75,944
                                         ---------    ---------     ---------
                                         $423,687     $398,046      $242,927
                                         =========    =========     =========

                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CHURCHILL DOWNS INCORPORATED




    July 28, 2000                           /s/Robert L. Decker
                                            ------------------------------------
                                            Robert L. Decker
                                            Executive Vice President and Chief
                                            Financial Officer
                                            (Principal Financial Officer)



    July 28, 2000                           /s/Michael E. Miller
                                            ------------------------------------
                                            Michael E. Miller
                                            Senior Vice President, Finance
                                            (Principal Accounting Officer)